Exhibit 99.1

MCEWEN MINING APPOINTS PETER MAH AS CHIEF OPERATING OFFICER

TORONTO, April 2, 2020 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the appointment of Peter Mah, P.Eng., as Chief Operating Officer (COO) effective immediately.

Peter is a professional engineer with 30 years of global mining experience spanning gold, diamonds and base metals. As a seasoned mining executive, his well-rounded experience comes from roles including Chief Operating Officer and Executive Vice President of Luna Gold, Group Executive at Newmont Mining, General Manager at the De Beers Victor Mine, Mine Manager of Newcrest’s Kencana Mine, as well as engineering roles at Goldcorp and Placer Dome.

At Newmont, Peter led the early stage underground exploration study teams that defined over 15 million ounces of gold resources for development in Canada, Nevada, Ghana, New Zealand and Peru. He led the project teams for the Leeville underground mine expansion in Nevada, and the new Subika underground mine in Ghana.

Peter has a strong track record of building, transitioning and operating underground and open pit mines most notably the Kencana underground mine in Indonesia, which produced over 400,000 ounces of gold per year, and the De Beers Victor open pit diamond mine in Ontario. His Ontario experience also includes working at Goldcorp’s Red Lake Mine and Placer Dome’s Campbell and Musselwhite mines in various capacities.

In 2009, Peter’s Victor Mine Team was awarded Mining Magazine’s international ‘Mine of the Year’ award. Peter has a passion for building teams that strive for business excellence and innovation. His operating philosophy is anchored on a foundation of best in class safety, health, environmental and social standards. He was a Director of the Ontario Mining Association, and holds a Bachelor’s of Applied Science in Mining and Mineral Process Engineering and a Master’s of Applied Science from the University of British Columbia.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

McEwen Mining Inc.	Page 1

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen Mining has approximately 400 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 20% of the shares.

CONTACT INFORMATION:

Investor Relations:	Website: www.mcewenmining.com	150 King Street West
(866)-441-0690 Toll Free		Suite 2800, P.O. Box 24
(647)-258-0395	Facebook: facebook.com/mcewenmining	Toronto, ON, Canada
	Facebook: facebook.com/mcewenrob	M5H 1J9
Mihaela Iancu ext. 320
Twitter: twitter.com/mcewenmining
info@mcewenmining.com	Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

McEwen Mining Inc.	Page 2